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                                                                   Exhibit 10.41


                                 Amendment to
          Convertible Preferred Stock and Warrant Purchase Agreement
                                     Among
                  MAPICS, Inc. (formerly Marcam Corporation)
                      General Atlantic Partners 32, L.P.
                                      And
                        GAP Coinvestment Partners, L.P.


Effective Date of Amendment: August 4, 1999


     This is an Amendment to the Convertible Preferred Stock and Warrant Purchase Agreement dated July 19, 1996 (the "Agreement") among MAPICS, Inc. (formerly Marcam Corporation), a Georgia corporation (the "Company"), General Atlantic Partners 32, L.P., a Delaware limited partnership ("GAP LP"), and GAP Coinvestment Partners, L.P., a New York limited partnership ("GAP Coinvestment", and together with GAP LP, the "Purchasers").

     WHEREAS, the General Atlantic Designee to the Company's Board of Directors as named by the Purchasers has resigned as a director of the Company; and

     WHEREAS, the Purchasers, as holders of all of the Series E Convertible Preferred Stock, desire to forfeit their rights under Section 2(b) of Annex B to the Company's Articles of Incorporation (the "Articles") to elect as a separate series one director of the Company; and

     WHEREAS, the parties desire to amend the Agreement to reflect such understanding.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Forfeiture of Rights to Designate a Director.
------------------------------------------------

The Purchasers, as the holders of all of the Company's Series E Convertible Preferred Stock, hereby forfeit all rights to elect or designate as a separate series one director of the Company pursuant to Annex B of the Articles or otherwise.

2. Amendment to Exhibit B - Series E Convertible Preferred Stock Certificate of
-------------------------------------------------------------------------------
Designation.
------------

Section 2(b) of Exhibit B to the Agreement is deleted in its entirety and replaced as follows:

"(b) Purposely omitted."


3. Modification to Articles of Incorporation.
---------------------------------------------

The Company shall submit a proposal to amend the Company's Articles to remove
Section 2(b) from Annex B of such Articles for vote by the shareholders at the 2000 Annual Meeting of Shareholders. The Purchasers hereby agree to vote their shares in favor of such proposal.


4. Miscellaneous.
-----------------

All the provisions of this Amendment by or for the benefit of the parties hereto shall bind and inure to the benefit of their respective successors and assigns hereunder.

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This Amendment may be executed in one or more counterparts, all of which taken together shall constitute a single instrument.

Except as expressly provided herein, no other terms and provisions of the Agreement shall be modified or changed by this Amendment and the terms and conditions of the Agreement shall remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.


MAPICS, Inc.


/s/ William J. Gilmour
-------------------------
William J. Gilmour
Chief Financial Officer


General Atlantic Partners 32, L.P.


By: /s/ Steven A. Denning
   ----------------------
Name: Steven A. Denning
     --------------------
Title: A Managing Member
      -------------------


GAP Coinvestment Partners, L.P.


By: /s/ Steven A. Denning
   ----------------------
Name: Steven A. Denning
     --------------------
Title: A General Partner
      -------------------

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